UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2024

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 4.01. Changes in Registrant’s Certifying Accountant.

Declination to Stand for Reappointment of Independent Registered Public Accounting Firm

On December 3, 2024, Workhorse Group Inc. (the “Company”) was notified by Grant Thornton LLP (the “Former Auditor”) that the Former Auditor declined to stand for reappointment as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. The Former Auditor served as the Company’s independent registered public accounting firm since 2018.

The reports of the Former Auditor on the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the financial statements of the Company for the fiscal year ended December 31, 2023 included an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through December 3, 2024, there (i) have been no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of such disagreements in its reports on the Company’s financial statements and (ii) were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses in the Company’s internal control over financial reporting identified by the Company’s management. These material weaknesses identified were as follows:

•	During the audit and review process, as applicable, related to the fiscal year ended December 31, 2023 and the fiscal quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 the Company’s management identified a material weakness in the design of one of the Company’s internal controls related to the review of the fair value calculation of the convertible note and warrant liability performed by a third-party valuation expert. The controls were not designed with a level of precision that would detect the use of an inappropriate input that could have a material impact on the valuation.

•	During the review process related to the fiscal quarter ended September 30, 2024, management identified a material weakness in the operation of the Company’s internal controls over financial reporting related to the turnover of key accounting positions within the Company’s finance organization and the ability of Company accounting personnel who have recently assumed new and additional responsibilities, with the assistance of external accounting consultants, to identify, evaluate and address technical accounting and disclosure issues that affect our consolidated financial statements on a timely basis. As a result of the Company’s previously disclosed efforts to reduce costs and preserve liquidity, the Company was not able to attract, develop and retain sufficient resources to fulfill internal control responsibilities, resulting in the lack of a sufficient complement of personnel with an appropriate degree of knowledge and experience. Management has determined that this deficiency is related to employee turnover and insufficient internal resources in technical accounting and financial reporting impacting our internal control over financial reporting in the third quarter of 2024 and does not affect previously reported periods.

The Company provided the Former Auditor with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that the Former Auditor furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

New Independent Registered Public Accounting Firm

As of the filing date of this Form 8-K, the Company has not engaged a new independent accounting firm for the fiscal year ending December 31, 2024. At such time as a new independent accounting firm is engaged, the Company will file a Form 8-K disclosing such appointment.

Item 9.01. Exhibits.

Exhibit No.	Description
16.1	Letter from Grant Thornton dated December 9, 2024.
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: December 9, 2024	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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